Exhibit 10.5

Execution Copy

GUARANTY (TRANCHE 2)

THIS GUARANTY (TRANCHE 2) dated as of April 28, 2016 and effective as of the Lease Closing Date (this “Guaranty”), is between SPRINT CORPORATION, a Delaware corporation (“Guarantor”) and MOBILE LEASING SOLUTIONS, LLC, a Delaware limited liability company, acting for itself and on behalf of Series 2 thereof (“Guaranty Beneficiary”).

WHEREAS, pursuant to that certain First Step Transfer Agreement (Tranche 2) dated as of the date hereof and effective as of the Lease Closing Date (as amended, supplemented or otherwise modified from time to time, the “First Step Transfer Agreement”), among the Originators, as transferors, and the Lessees, as transferees, and Servicer, the Originators will on the Lease Closing Date and from time to time contribute Devices and related Customer Leases to the Lessees as further described in the First Step Transfer Agreement;

WHEREAS, pursuant to that certain Second Step Transfer Agreement (Tranche 2) dated as of the date hereof and effective as of the Lease Closing Date (as amended, supplemented or otherwise modified from time to time, the “Second Step Transfer Agreement”), among the Lessees, as sellers, and Guaranty Beneficiary, as buyer, (i) the Lessees will on the Lease Closing Date and from time to time sell Devices and the Customer Lease-End Rights and Obligations (as defined in the Second Step Transfer Agreement) under the related Customer Leases to Guaranty Beneficiary as further described in the Second Step Transfer Agreement and (ii) the Guaranty Beneficiary has agreed to pay to the Lessees the Purchase Price (as defined in the Second Step Transfer Agreement), all as further described in the Second Step Transfer Agreement;

WHEREAS, pursuant to that certain Master Lease Agreement (Tranche 2), dated as of the date hereof and effective as of the Lease Closing Date (as amended, supplemented or otherwise modified from time to time, the “Master Lease Agreement”; capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Master Lease Agreement), by and among the Lessees, Servicer, Guaranty Beneficiary and Collateral Agent, as supplemented by each Device Lease Schedule (the Master Lease Agreement, together with each Device Lease Schedule agreed as of the Lease Closing Date by the Lessees and Performance Beneficiary and, if applicable, amended pursuant to Section 2.14 of the Master Lease Agreement, collectively, the “Device Leases” and, each, a “Device Lease”), Guaranty Beneficiary will on the Lease Closing Date commence leasing the Lease Closing Date Devices to Lessees;

WHEREAS, pursuant to that certain Servicing Agreement (Tranche 2), dated as of the date hereof and effective as of the Lease Closing Date (as amended, supplemented or otherwise modified from time to time, the “Servicing Agreement”), by and among the Lessees, Servicer, Guaranty Beneficiary and Collateral Agent, Servicer will service the Devices and related Customer Leases for Lessees and Guaranty Beneficiary as further described in the Servicing Agreement;

WHEREAS, the Parties intend that the Transaction Documents create a financing for all U.S. federal, state and local income tax purposes, and thus specifically that (i) the Cash Purchase Price paid under the Second Step Transfer Agreement at closing be treated for such purposes as amounts loaned by Guaranty Beneficiary for which the Devices provide security and (ii) Rental Payments payable to Guaranty Beneficiary under the Device Leases be treated for such purposes as payments on such indebtedness owed to Guaranty Beneficiary;

WHEREAS, Guarantor is the direct or indirect parent of each of the Lessees and will receive substantial direct and indirect benefits from the sale and leaseback arrangements contemplated by the First Step Transfer Agreement, the Second Step Transfer Agreement, the Device Leases and the other Sprint Transaction Documents; and

WHEREAS, it is a condition precedent to Guaranty Beneficiary entering into the Second Step Transfer Agreement and the Device Leases that Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably guarantees, for the benefit of Guaranty Beneficiary, the due and punctual payment by the Lessees of (i) the Rental Payments to the extent constituting a Rent Payment Shortfall (as defined in the Second Step Transfer Agreement), if any, due and payable under each Device Lease, and (ii) any Device Lease Early Termination Amount or Present Value Device Lease Amount due and payable under the Master Lease Agreement and provided further that in no event shall Guarantor’s aggregate liability under this Guaranty under clauses (i) and (ii) above exceed an amount equal to 20% of the Cash Purchase Price (collectively, as limited, the “Guaranteed Obligations”), in each case, irrespective of: (a) the validity, binding effect, legality, subordination, disaffirmance, enforceability or amendment, restatement, modification or supplement of, or waiver of compliance with, the Master Lease Agreement, the Device Leases, any other Transaction Document or any documents related hereto or thereto, (b) any change in the existence, formation or ownership of, or the bankruptcy or insolvency of, any Lessee or any other Sprint Party, (c) any extension, renewal, settlement, compromise, exchange, waiver or release in respect of any Guaranteed Obligation (or any collateral security therefor, including the property sold, contributed (or purportedly sold or contributed) or otherwise pledged or transferred by any Originator under the First Step Transfer Agreement or by any Lessee under the Second Step Transfer Agreement) or by any party to this Guaranty, the Device Leases, any other Transaction Document or any related documents, (d) the existence of any claim, set-off, counterclaim or other right that Guarantor or any other Person may have against any Lessee or any other Person, (e) any impossibility or impracticability of performance, illegality, force majeure, act of Governmental Authority or other circumstance that might otherwise constitute a legal or equitable discharge or defense available to, or provide a discharge of, Guarantor, (f) any Law affecting any term of any of the Guaranteed Obligations, the Device Leases or any other

Transaction Document or any rights of Guaranty Beneficiary with respect thereto or otherwise, (g) the failure by Guaranty Beneficiary to take any steps to perfect and maintain perfected its interest in any collateral security or (h) any failure to obtain any authorization or approval from, or other action by, or to make any notification to or filing with, any Governmental Authority required in connection with the performance of the Guaranteed Obligations or otherwise. This Guaranty is a guaranty of payment and not merely of collection.

Without limiting the generality of the foregoing, Guarantor agrees that if any Lessee shall fail in any manner whatsoever to pay any of its Guaranteed Obligations when the same shall be required to be paid under the Device Leases or the Second Step Transfer Agreement, then Guarantor will itself pay within two Business Days following demand such Guaranteed Obligations. Guarantor hereby expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that Guaranty Beneficiary exhaust any right to take any action against any Lessee or any other Person (including the filing of any claims in the event of a receivership or bankruptcy of any Lessee or any other Person), or with respect to any collateral at any time securing any of the Guaranteed Obligations, and hereby consents to any and all extensions of time of the due performance of any or all of the Guaranteed Obligations. Guarantor hereby irrevocably waives, and agrees that it shall not exercise or assert, any right to reimbursement from any Lessee or any Originator that it may acquire by way of subrogation or otherwise. Guarantor also hereby expressly waives all other defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship, impairment of collateral or otherwise in connection with the Guaranteed Obligations, whether in equity or at law. Notwithstanding anything to the contrary herein, it is expressly acknowledged that this Guaranty is not a guarantee of the performance by any Customer of its obligations under its Customer Lease, and there shall be no recourse to Guarantor for any non-payment or non-performance or delay in payment or performance of any Customer Lease solely by reason of the bankruptcy, insolvency or lack of creditworthiness of the related Customer or the uncollectability of the obligations under such Customer Lease or for any Guaranteed Obligations the payment of which could otherwise constitute recourse to Guarantor or any Lessee for uncollectible obligations under Customer Leases, in each case above, except to the extent that the guarantee of any Rent Payment Shortfall constituting Guaranteed Obligations indirectly constitutes such recourse.

Section 2. Confirmation. Guarantor hereby confirms that the transactions contemplated by the Transaction Documents have been arranged among the Lessees, the Originators and Guaranty Beneficiary, as applicable, with Guarantor’s full knowledge and consent and any amendment, restatement, modification or supplement of, or waiver of compliance with, the Transaction Documents in accordance with the terms thereof by any of the foregoing shall be deemed to be with Guarantor’s full knowledge and consent. Guarantor hereby confirms that on the date hereof it owns (directly or indirectly) 100% of the equity interests of each Lessee. Guarantor agrees to notify Guaranty Beneficiary in the event that it ceases to own (directly or indirectly) 100% of the equity interests of any Lessee.

Section 3. Miscellaneous.

(a) Each of Guarantor and Guaranty Beneficiary agrees that any payments hereunder will be made to the MLS Collection Account (Tranche 2) on the date when due in electronically transmitted funds.

(b) No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall be effective unless the same shall be in writing and signed by Guaranty Beneficiary and Guarantor. No failure on the part of Guaranty Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(c) This Guaranty shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. The parties hereto may not assign, delegate or otherwise transfer any rights or obligations hereunder except as permitted under Section 11.5 of the Master Lease Agreement, and, in any event, except as permitted under Section 4(c) of the Performance Support Agreement, Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties hereunder without the prior written consent of Guaranty Beneficiary. Guarantor expressly acknowledges that all of Guaranty Beneficiary’s right, title and interest in, to and under this Guaranty shall be assigned as collateral to the Collateral Agent for the benefit of the Finance Parties, and Guarantor consents to such assignment. The parties hereto agree that the Collateral Agent (and any assignee thereof) is an intended third-party beneficiary of this Guaranty and is entitled to enforce the rights of Guaranty Beneficiary arising hereunder, including requiring payment of any amounts required to be paid to Guaranty Beneficiary to be paid directly to the MLS Collection Account (Tranche 2).

(d) THIS GUARANTY, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).

(e) EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

(f) EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

(i) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

(ii) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS GUARANTY.

(g) Guarantor agrees to do all such things and execute all such documents as Guaranty Beneficiary may reasonably consider necessary or desirable to give full effect to this Guaranty and to perfect or preserve the rights and powers of Guaranty Beneficiary hereunder or with respect hereto.

Section 4. Termination of Guaranty.

(a) This Guaranty and Guarantor’s obligations hereunder shall remain operative and continue in full force and effect from the Lease Closing Date until such time as all the Guaranteed Obligations are duly performed and indefeasibly paid and satisfied in full, provided that this Guaranty and Guarantor’s obligations hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency or reorganization of any Lessee as though such payment had not been made or other satisfaction had not occurred. To the fullest extent permitted by Law, no invalidity, irregularity or unenforceability by reason of the bankruptcy, insolvency, reorganization or other similar Laws or any other Law or order of any Governmental Authority thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect or be a defense to or claim against the obligations of Guarantor under this Guaranty.

(b) This Guaranty shall survive the insolvency of any Lessee, Guaranty Beneficiary or any other Person and the commencement of any case or proceeding by or against any Lessee or any other Person under any bankruptcy, insolvency, reorganization or other similar Law. No automatic stay under any bankruptcy, insolvency, reorganization or other similar Law with respect to any Lessee or any other Person (other than Guarantor to the extent required by applicable law) shall postpone the obligations of Guarantor under this Guaranty.

Section 5. Set-off. Guaranty Beneficiary is hereby authorized at any time during the continuance of a Lease Event of Default (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice, each of which are hereby expressly waived) any indebtedness held or owing by Guaranty Beneficiary to or for the account of Guarantor against amounts owing by Guarantor hereunder (even if contingent and unmatured).

Section 6. Entire Agreement; Severability; No Party Deemed Drafter. This Guaranty and the other Transaction Documents constitute the entire agreement of the parties hereto with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by Law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate or limited liability company law, or any bankruptcy, insolvency, reorganization or other similar Law, if the obligations of Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by Guarantor or Guaranty Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Guaranty that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each of the parties hereto hereby agrees that no party hereto shall be deemed to be the drafter of this Guaranty.

Section 7. Expenses. Guarantor agrees to pay on demand:

(a) all reasonable and documented out-of-pocket costs and expenses incurred by Guaranty Beneficiary in connection with any amendment, restatement or supplement of, or consent or waiver under, this Guaranty, or any enforcement of, or any actual or reasonably claimed breach of, or claim under, this Guaranty, including the reasonable fees and expenses of counsel incurred in connection therewith and all accountants’, attorneys’, auditors’, consultants’ and other agents’ fees and expenses incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Guaranty; and

(b) all stamp and other similar Taxes and fees payable or determined to be payable in connection with the execution and delivery, and, if applicable, filing and recording, of this

Guaranty, and agrees to indemnify and hold harmless Guaranty Beneficiary against any liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes and fees; provided, however, that so long as no Lease Default or Lease Event of Default has occurred and remains continuing, Guarantor’s obligation under this Section 7 to pay the reasonable and documented attorneys’ fees and expenses incurred by Guaranty Beneficiary shall be limited to paying the reasonable and documented fees and expenses of one law firm selected by Guaranty Beneficiary in its sole discretion; provided, further, however, that, for the avoidance of doubt, such limitation shall not apply to any reasonable and documented attorneys’ fees and expenses incurred by Guaranty Beneficiary during the continuance of a Lease Default or Lease Event of Default even if such event subsequently ceases to be continuing.

Section 8. Addresses for Notices. The provisions of Section 21 (Notices) of the MLS Intercreditor Agreement shall apply as if fully set forth herein.

Section 9. Mobile Leasing Solutions as Series LLC. Each Party hereto hereby acknowledges and agrees that Mobile Leasing Solutions is a series limited liability company, and that accordingly the obligations and liabilities of Guaranty Beneficiary hereunder and under the other Transaction Documents are and will be enforceable against Guaranty Beneficiary solely to the extent of the assets of Series 2 (whether held by Series 2 directly or held in the name of Mobile Leasing Solutions on behalf of Series 2) (the “Series 2 Assets”), and not against any other assets of Mobile Leasing Solutions or against any other Series of Mobile Leasing Solutions or any assets of any such other Series (whether held directly by such other Series or by Mobile Leasing Solutions on behalf of such other Series).

Section 10. Limited Recourse. Notwithstanding anything to the contrary contained in this Guaranty or any other Transaction Document, the obligations and liabilities of Guaranty Beneficiary under each of the Transaction Documents to which it is a party are solely the obligations and liabilities of Guaranty Beneficiary and shall be payable solely to the extent of the Series 2 Assets that are subject to the MLS Security Documents (the “Series 2 Pledged Assets”), and the proceeds of the realization thereof from whatever means, applied in accordance with this Guaranty and the other Transaction Documents. If the Series 2 Pledged Assets and the proceeds of the realization thereof from whatever means, including pursuant to the enforcement of the MLS Security Documents, applied in accordance with the MLS Intercreditor Agreement and the other Transaction Documents, are insufficient to discharge in full the obligations and liabilities of Guaranty Beneficiary under the MLS Intercreditor Agreement and the other Transaction Documents, the rights of the Sprint Parties to receive any further amounts in respect of such obligations and liabilities shall be extinguished and none of the Sprint Parties may take any further action to recover such amounts. For the avoidance of doubt, no recourse shall be had to the assets of Mobile Leasing Solutions or the assets of any Series of Mobile Leasing Solutions other than the Series 2 Pledged Assets to satisfy the obligations and liabilities of Guaranty Beneficiary under this Guaranty or any other Transaction Document.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the date first written above.

SPRINT CORPORATION
as Guarantor

By:	/s/ Janet M. Duncan
Name:	Janet M. Duncan
Title:	Vice President and Treasurer

MOBILE LEASING SOLUTIONS, LLC, a Delaware limited liability company, acting for itself and on behalf of Series 2 thereof, as Guaranty Beneficiary

By:	/s/ Jeff Krisel
Name:	Jeff Krisel
Title:	President, Chief Executive Officer and Secretary